AGREEMENT AND PLAN OF MERGER

by and among

ASAP Show, Inc.

CRI Acquisition Corp.

and

Sino-American Petroleum Group, Inc.

Dated as of May 24, 2007

SHARE PURCHASE AND MERGER AGREEMENT

Share Purchase and Merger Agreement (the “Agreement”) dated as of May 24, 2007  by and among ASAP Show Inc., a corporation formed under the laws of the State of Nevada (“ASAP”), CRI Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly owned subsidiary of ASAP (the “Merger Sub”), Sino-American Petroleum Group, Inc., a corporation formed under the laws of the State of Delaware (“Yili Oil”), and the individuals who are identified on the signature pages of this Agreement as the “Investors.”   ASAP, the Merger Sub, Yili Oil and each of the Investors are referred to herein individually as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, ASAP and Yili Oil have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

WHEREAS, the Investors are affiliated with Yili Oil, and wish to purchase certain convertible preferred shares of ASAP (the “Series A Convertible Shares,” as further defined herein) for cash (the “Share Purchase”);

WHEREAS, ASAP has proposed to acquire Yili Oil pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, Yili Oil shall become a wholly owned subsidiary of ASAP through the merger of Yili Oil with and into the Merger Sub (the “Merger”); and

WHEREAS, in the Merger, all issued and outstanding shares of capital stock of Yili Oil held by the Investors shall be cancelled and converted into the right to receive 200,000 Series A Convertible Shares of ASAP (the “Merger Shares”) which Shares, together with the Series A Convertible Shares purchased in the Share Purchase, shall represent 99.00 % of the voting power of ASAP after the Merger;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

“DGCL” means Delaware General Corporation Law.

“Knowledge” means, in the case of ASAP or Yili Oil, a particular fact or other matter of which its Chief Executive Officer or the Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Surviving Entity” shall mean Yili Oil as the surviving entity in the Merger as provided in Section 1.04.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I

THE TRANSACTIONS

SECTION 1.01

THE SHARE PURCHASE

(a)

Prior to the Closing of the Share Purchase and Merger, ASAP shall file with the Secretary of State of Nevada a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Convertible Shares”) in the form annexed hereto as Schedule 1.01(a).  On the Closing Date (defined herein), the Share Purchase shall be consummated, in which the Investors shall purchase from ASAP an aggregate of one hundred thousand (100,000) Series A Convertible Shares for cash consideration of Six Hundred Thousand and 00/100 Dollars ($600,000.00).   The amount to be paid by and the number of Series A Convertible Shares to be distributed to each Investor is set forth in Schedule 1.01(b).

(b)

The Parties intend that the issuance of the Series A Convertible Shares to the Investors pursuant to the Share Purchase shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 1.02

THE MERGER.

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the  DGCL, at the Effective Time (as hereinafter defined), all Yili Oil Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares.  In connection therewith, the following terms shall apply:

(a)

Exchange Agent.   Robert Brantl, Esq., counsel for Yili Oil, shall act as the exchange agent (the “Exchange Agent”) for the purpose of exchanging Yili Oil Shares for the Merger Shares.   At or prior to the Closing, ASAP shall deliver to the Exchange Agent the Merger Shares.

(b)

Conversion of Securities.

(i)

Conversion of Yili Oil Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of ASAP, Yili Oil or the Merger Sub, or the holders of any of their respective securities:

(A)

Each of the issued and outstanding shares of common stock of Yili Oil (the “Yili Oil Shares”) immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, that number of Series A Convertible Shares of ASAP as shall be determined by dividing 200,000 by the number of then issued and outstanding Yili Oil Shares.

(B)

All Yili Oil Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.02(b)(i)(A) upon the surrender of such certificate in accordance with Section 1.08, without interest.  No fractional shares may be issued; but each fractional share that would result from the Merger will be rounded to the nearest number of whole shares.

(C)

The Merger Shares, together with the Series A Convertible Shares acquired in the Share Purchase, (I) shall represent 99.00%, on a fully diluted basis, of the voting power of all classes of issued and outstanding stock of ASAP at the Effective Time, after giving effect to the Merger, and (II) shall be convertible into 99.00% of the common stock of ASAP on a fully diluted basis at any time after the consummation of the spin-off transaction described in the Operating Subsidiary Agreement (as defined in Section 5.01 (d) hereof).

(ii)

Conversion of Merger Sub Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Yili Oil, ASAP, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of ASAP.

(c)

Exemption from Registration.  The Parties intend that the issuance of the Merger Shares to the Investors shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 1.03

CLOSING.

The closing of the Share Purchase and the Merger (the “Closing”) will take place at the offices of Robert Brantl, Esq., counsel for Yili Oil, within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as ASAP and Yili Oil shall agree (the “Closing Date”), but in any event no later than June 30, 2007 unless extended by a written agreement of ASAP and Yili Oil.

SECTION 1.04

MERGER; EFFECTIVE TIME.

At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and ASAP shall cause Merger Sub to, merge with and into Yili Oil in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and Yili Oil shall continue as the Surviving Entity.  The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger, executed in accordance with the applicable provisions of the DGCL (the “Effective Time”).  The date on which the Effective Time occurs is referred to as the “Effective Date.”  Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

SECTION 1.05

EFFECT OF THE MERGER.

The Merger shall have the effect set forth in Title 8, Section 259 of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Yili Oil and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of Yili Oil and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.06

CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS

  AND OFFICERS.

Pursuant to the Merger:

(a)

The Certificate of Incorporation and Bylaws of Yili Oil as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

(b)

The directors and officers of the Yili Oil immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.07

RESTRICTIONS ON RESALE

(a)

The Series A Convertible Shares issued pursuant to the Share Purchase and the Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) ASAP receives an opinion of counsel for the Investors, reasonably satisfactory to counsel for ASAP, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Merger Shares which are being issued to the Investors shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR ASAP SHOW, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR ASAP SHOW, INC.  THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 1.08

EXCHANGE OF CERTIFICATES.

(a)

EXCHANGE OF CERTIFICATES.  After the Effective Time, the Investors shall be required to surrender all their Yili Oil Shares to the Exchange Agent, and the Investors shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the Yili Oil Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement.  Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented Yili Oil Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such Yili Oil Shares have been so exchanged.  No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented Yili Oil Shares, until such certificate or certificates representing all the relevant Yili Oil Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b)

FULL SATISFACTION OF RIGHTS.  All Merger Shares for which the Yili Oil Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the Yili Oil Shares.

(c)

EXCHANGE OF CERTIFICATES.  All certificates representing Yili Oil Shares converted into the right to receive Merger Shares pursuant to this Article I shall be furnished to ASAP subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

(d)

CLOSING OF TRANSFER BOOKS.  On the Effective Date, the stock transfer book of Yili Oil shall be deemed to be closed and no transfer of Yili Oil Shares shall thereafter be recorded thereon.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ASAP

ASAP and , where applicable, the Merger Sub hereby jointly and severally represent and warrant to Yili Oil and to the Investors, as of the date of this Agreement, as of the Closing Date and as of the Effective Time, as follows:

SECTION 2.01

ORGANIZATION, STANDING AND POWER.

ASAP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this

Agreement.  Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

SECTION 2.02

SUBSIDIARIES

ASAP owns all of the outstanding capital stock of the Merger Sub and of ASAP, Inc., a newly formed Nevada corporation (“Operating Sub”).  Other than its ownership of the Merger Sub and the Operating Sub, ASAP does not have an ownership interest in any Person.    Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations. Operating Sub is a recently formed corporation and prior to the date hereof and through the date on which the Operating Subsidiary Agreement (defined in Section 5.01 (d) hereof) becomes effective, Operating Sub shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations.

SECTION 2.03

 CAPITALIZATION.

(a)

There are 50,000,000 shares of capital stock of ASAP authorized, consisting of 45,000,000 shares of common stock, $0.001 par value per share (the “ASAP Common Shares”), 5,000,000 shares of preferred stock, $0.001 per share (“ASAP Preferred Shares”).  As of the date of this Agreement, there are 8,626,480 ASAP Common Shares issued and outstanding.

(b)

The individuals named in Schedule 2.03 hereto, collectively, own of record and beneficially 4,658,300 of the issued and outstanding ASAP Common Shares, constituting fifty-four percent (54%) of such Shares. No ASAP Common Shares or ASAP Preferred Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of ASAP Common or Preferred Shares except as provided in this Agreement.

(c)

All outstanding ASAP Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.  The Series A Convertible Shares issuable to the Investors pursuant to the Merger and the Share Purchase will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.04

AUTHORITY FOR AGREEMENT.

The execution, delivery, and performance of this Agreement by each of ASAP and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of ASAP and the  Merger Sub, enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by ASAP and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, ASAP's Articles of Incorporation, Merger Sub’s Certificate of Incorporation, or either of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which ASAP is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to ASAP or Merger Sub.

SECTION 2.05

FINANCIAL CONDITION

The Annual Report on Form 10-KSB filed by ASAP for the year ended May 31, 2006 and the Quarterly Report on Form 10-QSB filed by ASAP for the period ended November 30, 2006 (the “SEC Filings”) are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect.  The financial statements included in the SEC Filings (the “Financial Statements”) were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of ASAP as of the dates stated and the results of its operations for the periods presented.

SECTION 2.06

ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since November 30, 2006, except as reported in the Quarterly Report filed by ASAP with the Securities and Exchange Commission (“SEC”) on Form 10-QSB for the period ending on that date, and except as contemplated by this Agreement:

(a)

there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of ASAP;

(b)

ASAP has not (i) amended its Articles of Incorporation;  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c)

ASAP has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ASAP balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

SECTION 2.07

GOVERNMENTAL AND THIRD PARTY CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with ASAP, the Operating Sub or Merger Sub, is required by or with respect to ASAP, the Operating Sub or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the Nevada Revised Statues or the DGCL.

SECTION 2.08

LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of ASAP, threatened against or affecting, ASAP or the Merger Sub or the Operating Sub or any of their respective assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.09

COMPLIANCE WITH APPLICABLE LAWS.

To the Knowledge of ASAP, the business of each of ASAP, the Operating Sub and the Merger Sub has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.10

TAX RETURNS AND PAYMENT

ASAP has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due.  Except as disclosed in Financial Statements filed by ASAP with the SEC, there is no material claim for Taxes that is a Lien against the property of ASAP other than Liens for Taxes not yet due and payable, none of which is material.  ASAP has not received written notification of any audit of any Tax Return of ASAP being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on ASAP, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by ASAP which is currently in effect, and ASAP is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced ASAP Financial Statements.

SECTION 2.11

SECURITY LISTING

ASAP is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all ASAP public filings required under the Exchange Act have been made.  The common stock of ASAP is listed for quotation on the OTC Bulletin Board.  To the Knowledge of ASAP, ASAP has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.12

FINDERS’ FEES

ASAP has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF YILI OIL

Yili Oil hereby represents and warrants to ASAP and to Merger Sub, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01

ORGANIZATION, STANDING AND POWER.

Yili Oil is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  Yili Oil is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary.

SECTION 3.02

CAPITALIZATION.

There are 100,000,000 shares of Yili Oil capital stock authorized, consisting of 100,000,000 shares of common stock with $.00001 par value (the “Yili Oil Common Shares”).  As of the date of this Agreement, there were 30,000 issued and outstanding Yili Oil Common Shares.  No Yili Oil Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of Yili Oil Common Shares.   No Person is entitled to any rights with respect to the conversion, exchange or delivery of the Yili Oil Common Shares.  The Yili Oil Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03

AUTHORITY FOR AGREEMENT.

The execution, delivery and performance of this Agreement by Yili Oil has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of Yili Oil and each of the Investors, enforceable against Yili Oil and each Investor in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Yili Oil and each of the Investors will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Yili Oil’s Certificate of Incorporation or Bylaws, in each case as amended, or, to the Knowledge of Yili Oil, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which Yili Oil or any Investor is a party or by which it or any of them or any of its or their properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Yili Oil or any Investor.

SECTION 3.04

GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Yili Oil or any Investor, is required by or with respect to Yili Oil or any of the Investors in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 3.05

LITIGATION

There is no action, suit, investigation, audit or proceeding pending against or, to the Knowledge of Yili Oil, threatened, against or affecting Yili Oil or any of its material assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.06

COMPLIANCE WITH APPLICABLE LAWS.

To the Knowledge of Yili Oil, the business of Yili Oil has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect on Yili Oil.

SECTION 3.07

TAX RETURNS AND PAYMENT

Yili Oil has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in Yili Oil Financial Statements heretofore delivered to ASAP and except for Taxes being contested in good faith.  Subject to the foregoing, to the Knowledge of Yili Oil, except as disclosed in the Yili Oil Financial Statements, there is no material claim for Taxes that is a Lien against the property of Yili Oil other than Liens for Taxes not yet due and payable, none of which is material.  Yili Oil has not received written notification of any audit of any Tax Return of Yili Oil being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on Yili Oil, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Yili Oil which is currently in effect, and Yili Oil is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the Yili Oil Financial Statements.

SECTION 3.08

FINDERS’ FEES

Yili Oil has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE IV

CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01

COVENANTS OF YILI OIL

Yili Oil covenants and agrees that, during the period from the date of this Agreement until the Closing Date, Yili Oil shall, except as otherwise disclosed in this Agreement and other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of ASAP:

(a)

shall not amend its Certificate of Incorporation or Bylaws;

(b)

shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)

shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)

shall not sell, transfer, or otherwise dispose of any material assets required for the operations of Yili Oil’s business, except in the ordinary course of business consistent with past practices;

(e)

shall not declare or pay any dividends on or make any distribution of any kind with respect to the Yili Oil Shares; and

(f)

shall use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to Yili Oil’s business, operations or assets where such violation would have a Material Adverse Effect on Yili Oil.

SECTION 4.02

COVENANTS OF ASAP

ASAP covenants and agrees that, during the period from the date of this Agreement until the Closing Date, ASAP shall not, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Yili Oil:

(a)

shall not amend its Articles of Incorporation or Bylaws, except to create the Series A Convertible Shares, as provided in Section 1.01;

(b)

shall not pay or agree to pay to any employee, officer or director compensation of any kind or amount;

(c)

shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)

shall not create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, Lien or other encumbrance on any of  its material assets;

(e)

shall not make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

(f)

shall not declare or pay any dividends on or make any distribution of any kind with respect to  ASAP;

(g)

shall not issue any additional shares of ASAP capital stock or take any action affecting the capitalization of ASAP or the ASAP Common or Preferred Shares; and

(h)

shall not grant any severance or termination pay to any director, officer or any other employees of ASAP.

SECTION 4.03

COVENANTS OF THE PARTIES

(a)

Tax-free Reorganization.  The Parties intend that the Merger qualify as a Tax-free “reorganization” under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section.  In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

(b)

Announcement.  Neither Yili Oil, on the one hand, nor ASAP on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation.  Upon execution of this Agreement, ASAP shall issue a press release, which shall be approved by Yili Oil, and file a Current Report on Form 8-K reporting the execution of the Agreement.

(c)

Notification of Certain Matters.  Yili Oil shall give prompt written notice to ASAP, and ASAP shall give prompt written notice to Yili Oil, of:

(i)

The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

(ii)

Any material failure of Yili Oil or any of the Investors on the one hand, or ASAP, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(d)

Reasonable Best Efforts.  Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i)

The preparation and filing of all forms, registrations and notices required to be filed to consummate the Share Purchase and the Share Purchase and the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

(ii)

The satisfaction of the Party's conditions precedent to Closing.

(e)

Access to Information

(i)

Inspection by Yili Oil.  ASAP will make available for inspection by Yili Oil, during normal business hours and in a manner so as not to interfere with normal business operations, all of ASAP’s records (including tax records), books of account, premises, contracts and all other documents in ASAP’s possession or control that are reasonably requested by Yili Oil to inspect and examine the business and affairs of ASAP.  ASAP will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Yili Oil concerning the business and affairs of ASAP.  Yili Oil will treat and hold as confidential any information it receives from ASAP in the course of the reviews contemplated by this Section 4.03(e).  No examination by Yili Oil will, however, constitute a waiver or relinquishment by Yili Oil of its rights to rely on ASAP’s or the ASAP Shareholders’ covenants, representations and warranties made herein or pursuant hereto.

(ii)

Inspection by ASAP.  Yili Oil will, if requested, make available for inspection by ASAP, during normal business hours and in a manner so as not to interfere with normal business operations, all of Yili Oil’s records (including tax records), books of account, premises, contracts and all other documents in Yili Oil’s possession or control that are reasonably requested by ASAP to inspect and examine the business and affairs of Yili Oil.  Yili Oil will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of ASAP concerning the business and affairs of Yili Oil.  ASAP will treat and hold as confidential any information it receives from Yili Oil in the course of the reviews contemplated by this Section 4.03(e).  No examination by ASAP will, however, constitute a waiver or relinquishment by ASAP of its rights to rely on Yili Oil’s covenants, representations and warranties made herein or pursuant hereto.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.01

CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both ASAP and Yili Oil:

(a)

Consents, Approvals.  The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of Yili Oil in accordance with the applicable provisions of the DGCL and its bylaws.

(c)

Absence of Certain Litigation.  No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

(d)

Operating Subsidiary Agreement.  ASAP shall have formed the Operating Sub as its wholly owned subsidiary and shall have entered into an agreement (the “Operating Subsidiary Agreement,” in the form attached hereto as Schedule 5.01 (d)) with the Operating Sub and the individuals identified as “Managers” in the Operating Subsidiary Agreement regarding (i) the transfer to the Operating Sub of all of the assets and liabilities of ASAP, (ii) the management and  operation of the  Operating Sub following the Closing, (iv) the indemnification by the ASAP Principal Shareholder of ASAP and Yili Oil(and their respective officers, directors and shareholders) from and against all liabilities of the Operating Sub existing on the Closing Date or arising thereafter, and (iv) the spinning off of the stock of the Operating Sub to the holders of ASAP  common stock when the registration statement with respect to the common stock of the Operating Sub has become effective.

SECTION 5.02

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ASAP

The obligations of ASAP on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by ASAP:

(a)

Consents And Approvals.  Yili Oil shall have obtained all material consents, including any material consents and waivers by Yili Oil's lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Representations and Warranties.  The representations and warranties by Yili Oil in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)

Performance.  Yili Oil shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

(d)

Proceedings and Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to ASAP and its counsel, and ASAP and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)

Certificate of Good Standing.  Yili Oil shall have delivered to ASAP a certificate as to the good standing of Yili Oil certified by the Secretary of State of the State of Delaware on or within fourteen (14) business days prior to the Closing Date.

(f)

Material Changes.  Except as contemplated by this Agreement, since the date hereof, Yili Oil shall not have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which Yili Oil is a party which is reasonably likely to have a Material Adverse Effect on Yili Oil.

(g)

Due Diligence.  ASAP shall have completed to its own satisfaction due diligence in relation to Yili Oil, except that this shall cease to be a condition precedent unless on or prior to March 29, 2007 ASAP shall have delivered a written notice stating that it is not satisfied with the results of its due diligence.

(h)

SEC Filing.  No less than one week prior to the Closing, Yili Oil shall have delivered to ASAP the financial statements, report of Yili Oil’s independent registered public accountant, and other information required for inclusion in the Current Report that ASAP will file with the SEC within four business days after the Closing.

SECTION 5.03

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF Yili Oil

The obligations of Yili Oil and the Investors on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by Yili Oil and the Investors:

(a)

Consents And Approvals.  ASAP, the Operating Sub and the Merger Sub shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Representations And Warranties.  The representations and warranties by ASAP and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)

Performance.  ASAP and Merger Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

(d)

Proceedings And Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Yili Oil and its counsel, and Yili Oil and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)

Certificates of Good Standing.  ASAP shall have delivered to Yili Oil a certificate as to its and the Operating Sub’s good standing in the State of Nevada, and the Merger Sub shall have delivered to Yili Oil a certificate as to its good standing in the State of Delaware, in each case certified by the Secretary of State not more than fourteen (14) business days prior to the Closing Date.

(f)

Material Changes.  Except as contemplated by this Agreement, since the date hereof, neither ASAP, the Operating Sub nor the Merger Sub shall  have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which ASAP, the Operating Sub or the Merger Sub is a party which is reasonably likely to have a Material Adverse Effect on ASAP, the Operating Sub or the Merger Sub;

(g)

Due Diligence.

Yili Oil shall have completed to its own satisfaction due diligence in relation to ASAP, except that this shall cease to be a condition precedent unless on or prior to March 29, 2007 Yili Oil shall have delivered a written notice stating that it is not satisfied with the results of its due diligence;

(h)

Status of ASAP.  As at the Effective Time of the Merger, ASAP (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, and (iii) shall have 8,626,480 ASAP Common Shares outstanding, and there shall be no preferred stock outstanding nor, except as provided hereunder, any options, warrants or rights to acquire capital stock of ASAP whether for additional consideration or on conversion.

(i)

ASAP Principal Shareholders’ Holdings.  On the date of Closing, the individuals listed in Schedule 2.03 shall own at least 4,658,300 ASAP Common Shares.

(j)

Certificate of Designation.  The Board of Directors of ASAP shall have filed in the Office of the Secretary of State of the State of Nevada a Certification of Designation of the Series A Convertible Shares in the form of Schedule 1.01(a) hereto.

(k)

ASAP Board of Directors.  At the Effective Time of the Merger or in accordance with applicable law, all of the officers and members of the board of directors of ASAP shall tender their resignations as officers and directors of ASAP, and the vacancies created on the ASAP board of directors shall be filled by persons designated by the Board of Directors of Yili Oil.

(l)

Information Statement.  No less than ten days prior to the Closing, ASAP shall have filed with the SEC and mailed to its shareholders of record an information statement containing the information required by SEC Rule 14f-1, which shall be provided by Yili Oil.

ARTICLE VI

TERMINATION

SECTION 6.01

TERMINATION.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

(a)

The mutual written consent of the Boards of Directors of ASAP and Yili Oil;

(b)

Either ASAP, on the one hand, or Yili Oil, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Share Purchase or the Merger or the issuance of the Series A Convertible Shares as contemplated herein and such order, decree, ruling or other action shall have become final and non-appealable;

(c)

ASAP, if Yili Oil or any of the Investors shall have breached in any material respect any of its or his representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by ASAP to Yili Oil, or by ASAP, if it is not satisfied with the results of its due diligence investigation and it so notifies Yili Oil on or before January 18,  2007;

(d)

Yili Oil, if ASAP shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Yili Oil to ASAP, or by Yili Oil if it is not satisfied with the results of its due diligence investigation and it so notifies ASAP on or before March 29, 2007; or

(e)

Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not be consummated by June 30, 2007, unless extended by written agreement of ASAP and Yili Oil.

SECTION 6.02

EFFECT OF TERMINATION.

If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of ASAP, Yili Oil or the Investors, provided, however, that  (a) the provisions of Article VII hereof shall survive the termination of this Agreement; (b)  nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any party at the time of such termination.

ARTICLE VII

CONFIDENTIALITY

SECTION 7.01

CONFIDENTIALITY

ASAP, on the one hand, and Yili Oil and the Investors, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01

INDEMNIFICATION BY ASAP

ASAP shall indemnify, defend and hold harmless each of Yili Oil, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of Yili Oil, any subsidiary or affiliate thereof or an employee of Yili Oil, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “Yili Oil Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by ASAP or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing,  or (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of ASAP or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing.  Any Yili Oil Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify ASAP in writing, but the failure to so notify shall not relieve ASAP from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice ASAP.

SECTION 8.02

INDEMNIFICATION BY YILI OIL

Yili Oil shall indemnify, defend and hold harmless each of ASAP, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of ASAP, any subsidiary or affiliate thereof or an employee of ASAP, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “ASAP Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by Yili Oil, any Investor or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or negligent act, omission or conduct of any officer, director or agent of Yili Oil or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing.  Any ASAP Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Yili Oil in writing, but the failure to so notify shall not relieve Yili Oil from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice Yili Oil.

SECTION 8.03

INDEMNIFICATION OF EXCHANGE AGENT

ASAP, Yili Oil, the Operating Sub and Merger Sub (for the purposes of this Section 8.03, the “Indemnitors”) agree to indemnify the Exchange Agent and his employees and agents (collectively, the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees, or any of them, may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees, or any one of them, arising out of or relating in any way to the Exchange Agent’s service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any of the Indemnitees.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01

EXPENSES.

Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.02

APPLICABLE LAW

Except to the extent that the law of the State of Delaware is mandatorily applicable to the Merger (which shall be governed by the DGCL), this Agreement shall be governed by the laws of the State of  Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 9.03

NOTICES.

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)

If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(b)

If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)

If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to Yili Oil, to:

Huakang Zhou

18 Kimberly Court

East Hanover, NJ  07936

Telephone:  973-462-8777

Facsimile:   973-966-8870

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.

52 Mulligan Lane

Irvington, NY 10533

Telephone:  914-693-3026

Facsimile:   914-693-1807

If to ASAP and/or the Shareholders, to:

Frank Yuan

4349 Baldwin Ave., Unit A

El Monte, CA 91731

Telephone:  626-636-2530 Ext. 109

Facsimile:  626-636-2536

with a copy to (which shall not constitute notice):

James Vanderberg, Esq.

The Otto Law Group, PLLC

601 Union St., Suite 4500

Seattle, WA   98101

Telephone:  206-262-9545 Ext. 215

Facsimile:  206-262-9513

Each Party may change its address by written notice in accordance with this Section.

SECTION 9.04

 ENTIRE AGREEMENT.

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter including the Letter of Intent made by Yili Oil and ASAP on May 16, 2007.

SECTION 9.05

ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law.  Subject to the immediately foregoing sentence of this Section 9.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs and representatives.

SECTION 9.06

COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.07

NO THIRD PARTY BENEFICIARIES.

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.08

RULES OF CONSTRUCTION.

The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

ASAP SHOW, INC.

By:

/s/ Frank Yuan

Name:

Frank Yuan

Title:

Chief Executive Officer

CRI ACQUISITION CORP.

By:

/s/ Frank Yuan

Name:

Frank Yuan

Title:

Chief Executive Officer

SINO-AMERICAN PETROLEUM GROUP, INC.

 By:

/s/ Huakang Zhou

Name:

Huakang Zhou

Title:

President

INVESTORS:

/s/ Xiao Hu

Xiao Hu

/s/ Xiaojin Wang

Xiaojin Wang

/s/ Huakang Zhou

Huakang Zhou

SCHEDULES:

Schedule 1.01 (a)

Certificate of Designation

Schedule 1.02 (b)

Allocation of Purchased Shares among Investors

Schedule 2.03

ASAP Majority Shareholders

Schedule 5.01 (d)

Operating Subsidiary Agreement

2nd signature page to Share Purchase and Merger Agreement